Filed Pursuant to 424(b)(3)

Registration No. 333-214119

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 17, 2016)

1,685,759 SHARES OF COMMON STOCK

This prospectus supplement relates to an aggregate of 1,685,759 shares of common stock of Empire Resorts, Inc. (together with its subsidiaries, the “Company”), which we are offering to Hillside (New Media Holdings) Limited for a purchase price equal to $20.00 per share.

We will receive gross proceeds of $33,715,180 from this offering. We will pay all expenses, estimated to be approximately $500,000, with respect to this offering.

Our common stock is listed on the Nasdaq Global Market under the symbol “NYNY,” and the shares of common stock issued pursuant to this offering will also be listed on the Nasdaq Global Market under the same symbol. On November 9, 2018, the last reported sale price of our common stock was $7.90 per share.

Our principal executive office is located at Monticello Casino and Raceway, 204 State Route 17B, P.O. Box, 5013, Monticello, New York 12701. Our telephone number at that address is (845) 807-0001.

Investing in our common stock involves a high degree of risk. We urge you to carefully read the section entitled “ Risk Factors” beginning on page S-9 of this prospectus supplement before you decide whether to exercise your rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 14, 2018.

Prospectus Supplement

Base Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a universal shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. Under the shelf registration statement, we may sell any combination of common stock, preferred stock, purchase contracts, warrants, subscription rights, depositary shares, debt securities or units in one or more offerings from time to time. This prospectus supplement describes the specific details regarding the sale of common stock to Hillside (New Media Holdings) Limited, including the price, the aggregate number of shares of common stock that are being purchased and the risks of investing in our common stock. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our common stock and other information you should know.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, any information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference into the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement subsequently contained in this prospectus supplement or the accompanying prospectus, in any free writing prospectus we may provide to you in connection with this offering or in any document we file (but not furnish) pursuant to the Securities Exchange Act of 1934, as amended, that also is incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that will be filed by us or on our behalf with the SEC. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that will be filed by us or on our behalf with the SEC. We have not authorized anyone to provide you with additional, different or inconsistent information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. You should assume that the information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, the information in the accompanying prospectus is accurate only as of the date set forth therein, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, the certificates representing the shares of common stock that are being purchased or the sale or transfer of those shares. Our business, financial condition, results of operations, and prospects may have changed since that date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, we make “forward-looking statements”, as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include the words “may”, “would”, “could”, “likely”, “estimate”, “intend”, “plan”, “continue”, “believe”, “expect” or “anticipate” and similar words as well as our development and expansion plans, objectives or expectations and our liquidity projections.

Our forward-looking statements generally relate to our plans, objectives, prospects, and expectations for future operations and results and are based upon what we consider to be reasonable future estimates. Although we believe that our plans, objectives, prospects and expectations reflected in, or suggested by, such forward-looking statements are reasonable at the present time, we may not achieve or we may modify them from time to time.

Furthermore, there is no assurance that any positive trends suggested or referred to in such statements will continue. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein thoroughly with the understanding that actual future results, performance or achievements may be materially different from those expressed or implied by these forward-looking statements as a result of future developments, including the factors described in the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus and the sections of our Annual Report on Form 10-K for the year ended December 31, 2017 captioned “ Risk Factors ” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available after the date of any prospectus supplement nor are we under any obligation to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements, unless applicable law requires us to do so.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary provides an overview of certain information about us and this offering and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference. You should read this entire prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference carefully before making a decision about whether to invest in our securities.

In this prospectus supplement and any amendment or supplement hereto, unless otherwise indicated, the terms “Empire Resorts, Inc.”, “Empire”, the “Company”, “we”, “us”, and “our” refer and relate to Empire Resorts, Inc. and its consolidated subsidiaries.

Our Company

Empire was organized as a Delaware corporation on March 19, 1993, and since that time has served as a holding company for various subsidiaries engaged in the hospitality and gaming industries.

Our indirect, wholly-owned subsidiary, Montreign Operating Company, LLC, doing business as Resorts World Catskills (“Montreign Operating”), owns and operates Resorts World Catskills, a casino resort (the “Casino”), which opened to the public on February 8, 2018. The Casino is located in Sullivan County, New York, approximately 90 miles from New York City. Montreign Operating is the sole holder of a gaming license (a “Gaming Facility License”) issued by the New York State Gaming Commission (“NYSGC”) in the Hudson Valley-Catskill region, which consists of Columbia, Delaware, Dutchess, Greene, Orange, Sullivan and Ulster counties in New York State.

In addition to the Casino, Empire Resorts Real Estate I, LLC and Empire Resorts Real Estate II, LLC, each of which is a wholly-owned subsidiary of Montreign Operating, are developing an entertainment project and a golf course, respectively, at the site of a four-season destination resort in Sullivan County, New York at which the Casino is located.

Through our wholly-owned subsidiary, Monticello Raceway Management, Inc. (“MRMI”), we own and operate Monticello Casino and Raceway, which began racing operations in 1958 in Monticello, New York, which is proximate to the Casino. Monticello Casino and Raceway currently features a video gaming machine (“VGM”) and harness horseracing facility. We also generate racing revenues through pari-mutuel wagering on the running of live harness horse races, the import simulcasting of harness and thoroughbred horse races from racetracks across the country and internationally, and the export simulcasting of our races to offsite pari-mutuel wagering facilities.

The principal executive offices of the Company are located at Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, and our telephone number is (845) 807-0001. Our website address is www.empireresorts.com. Except for the documents referred to in the section “Incorporation of Certain Information by Reference,” which are specifically incorporated by reference in this prospectus supplement and accompanying prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement and accompanying prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

Recent Events

On November 14, 2018, we entered into a sportsbook and digital gaming collaboration agreement (the “Collaboration Agreement”) with Hillside (New York) LLC (“bet365”), an affiliate of bet365 Group Limited. The Collaboration Agreement provides the terms and conditions on which bet365 will participate with the Company in the offering of retail sports betting, an online sportsbook, online casino/table games and online poker in the State of New York if and when permitted by applicable law (the “Collaboration”). In connection with entering into the Collaboration Agreement, Hillside (New Media Holdings) Limited (the “Investor”), an affiliate of bet365, and the Company entered into a common stock purchase agreement (the “bet365 Common Stock Purchase Agreement”) pursuant to which Investor agreed to purchase up to 2,500,000 shares of common stock of the Company at a purchase price of $20.00 per share and for an aggregate investment of $50 million. This prospectus supplement relates to the purchase and sale of 1,685,759 shares of common stock of the Company to the Investor pursuant to the terms of the bet365 Common Stock Purchase Agreement.

THE OFFERING

The following is a brief summary of some of the terms of this offering. For a more complete description, see the section of this prospectus supplement entitled “Plan of Distribution.”

Common stock offered by us	1,685,759 shares

Common stock outstanding prior to this offering	32,717,491 shares

Common stock to be outstanding after this offering	34,403,250 shares

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes of the Company. See “Use of Proceeds.”

Listing and symbol	Our common stock trades on the Nasdaq Global Market under the symbol “NYNY,” and the shares to be issued in connection with this offering will also be listed on the Nasdaq Global Market under the same symbol.

Risk Factors	Before investing in our common stock, you should carefully read and consider the information set forth in “Risk Factors” beginning on page S-9 of this prospectus supplement and beginning on page 4 of the accompanying prospectus, and all other information appearing elsewhere and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Unless otherwise stated, all share and share price information in this prospectus supplement is based on 32,717,491 shares of common stock outstanding as of November 13, 2018, and excludes any outstanding securities that are convertible or exercisable into shares of common stock, including 193,333 shares issuable upon exercise of outstanding warrants, 2,390 shares issuable upon conversion of our outstanding Series B Preferred Stock and 600,000 shares issuable upon conversion of our outstanding Series F Preferred Stock.

BET365 COLLABORATION AGREEMENT AND EQUITY INVESTMENT

bet365 Collaboration Agreement

On November 14, 2018 (the “Effective Date”), we entered into the Collaboration Agreement with Hillside (New York) LLC, an affiliate of bet365 Group Limited. Directly and through its affiliates, bet365 operates, owns, controls and manages online gaming and sports betting services throughout the world. The Collaboration Agreement provides the terms and conditions on which bet365 will participate with the Company in the offering of retail sports betting, an online sportsbook, online casino/table games and online poker in the State of New York if and when permitted by applicable law (the “Collaboration”). The initial term (the “Initial Term”) of the Collaboration Agreement commenced on the Effective Date and, unless terminated earlier as described below, will continue in force until the earlier of the (i) 20th anniversary of the date on which the bet365 Gaming Services (as such term is defined below) are first offered to players pursuant to the Collaboration Agreement (the “Go-Live Date”) and (ii) termination of the Company’s Gaming Facility License with respect to the Casino. The Initial Term will be extended automatically for successive five-year periods (each a “Renewal Term” and, together with the Initial Term, the “Term”) unless a party provides at least 12 months’ written notice of its election not to renew the Term.

Retail Sportsbook Lounge

If the State of New York enacts regulations during the Term of the Collaboration Agreement allowing retail sports betting at the Company, the Casino will construct a sportsbook lounge (the “Lounge”) at the Casino. Once bet365 receives the Gaming Approvals (as such term is defined in the Collaboration Agreement), and provides the Company notice, which notice shall be provided within 12 months of the Go-Live Date, the operation and management of the Lounge will transition to bet365, at which point the Lounge, originally branded with the Company’s brands, will be rebranded with a bet365 brand (the “Lounge Transition”). Following the Lounge Transition, bet365 will design and manage the Lounge’s betting platform, provide trading, odds and price setting and otherwise manage the Lounge risk and provide Lounge marketing and marketing advisory services (the “bet365 Sportsbook Services”). The Company will continue to be responsible for the maintenance and the day-to-day operational management of the Lounge following the Lounge Transition. The Company will be reimbursed by bet365 for a portion of the build-out costs of the Lounge and 100% of the costs to operate the Lounge prior to the Lounge Transition (the “Lounge Build-out Costs”), less the gaming revenue derived from the Lounge after the payment of applicable gaming taxes prior to the Lounge Transition (the “Lounge Pre-Transition Revenue”). If the Lounge Pre-Transition Revenue exceeds the Lounge Build-Out Costs, such Lounge Pre-Transition Revenue shall be shared in accordance with the Revenue Share Waterfall (which term is defined and discussed below). If the Collaboration Revenue (as such term is defined and discussed below) is insufficient to pay the Lounge Build-out Costs, bet365 will reimburse the Company and recover the shortfall payment through the Revenue Share Waterfall.

Online Sportsbook

If the State of New York enacts laws during the Term of the Collaboration Agreement allowing the offering of an online sportsbook, bet365 will manage, control and administer an online sportsbook utilizing the Company’s Gaming Facility License (the “bet365 Online Sportsbook Services”). The online sportsbook will be offered under the bet365 brand. To the extent required by law, the online sportsbook will be co-branded with a bet365 brand and a Company brand or branded solely with a Company brand.

To the extent the State of New York allows more than one brand to operate an online gaming platform utilizing the Company’s Gaming Facility License (each such brand, a “Skin”) and the Company desires to offer additional Skins on the Gaming Facility License, the Company will consult with bet365 in good faith prior to offering additional Skins. The decision to offer additional Skins ultimately shall be made by the Company; provided, however, (i) if such additional Skin is added to the Gaming Facility License prior to a specified anniversary of the enactment of New York gaming laws permitting an online sportsbook (the “Online Enactment Date”), the majority of the Company’s independent directors must approve such decision and (ii) if such additional Skin is added to the Gaming Facility License after a specified anniversary of the Online Enactment Date, such decision must be approved by the Collaboration Committee (which term is defined and discussed below). Depending on whether the additional Skins are Company-branded Skins, offered in connection with a strategic capital investment in the Company or exchanged in return for access to jurisdictions outside the State of New York, the revenue generated from, and the costs associated with, the additional Skins will be shared by the Company and bet365 in accordance with the terms of the Collaboration Agreement.

Online Casino/Table Games and Online Poker

If the State of New York enacts laws during the Term of the Collaboration Agreement allowing the offering of online casino/table games and/or online poker (the “Online Gaming Services” and, together with the bet365 Online Sportsbook Services, the “bet365 Gaming Services”), the parties will work in good faith and provide each other with reasonable assistance for bet365 to manage, control and administer such Online Gaming Services utilizing the Gaming Facility License. Following the date on which holders of a Gaming Facility License are permitted to provide online casino/table games and/or online poker in the State of New York, bet365 will use commercially reasonable efforts to (i) cause the Go-Live Date to occur as soon as possible and (ii) for the Online Gaming Services offered by bet365 to be competitive in the State of New York. If bet365 uses good faith efforts to launch the Online Gaming Services but is unable to do so, such failure will not be a breach of the Collaboration Agreement and the Company may freely contract with a third party for such Online Gaming Services and the proceeds of such venture shall not be deemed Collaboration Revenue. The Online Gaming Services will be offered under the bet365 brand. To the extent required by law, the Online Gaming Services will be co-branded with a bet365 brand and a Company brand or branded solely with a Company brand.

If a Company-branded online sportsbook is offered in the State of New York, the Company may request that the Company-branded online sportsbook be configured to include the Online Gaming Services, as applicable. To the extent bet365 is successful at offering Online Gaming Services in the State of New York, the Company shall not enter into any arrangement with a third party to offer online casino/table games and/or online poker using the Company brands.

Management of the Collaboration

The parties will form a committee of representatives from each party to approve certain actions relating to the Collaboration Agreement (the “Collaboration Committee”). In addition, the Collaboration Committee will adopt an annual plan covering intended product developments relating to the bet365 Sportsbook Services and bet365 Gaming Services, if any. At all times, the parties shall have the right to appoint an equal number of members to the Collaboration Committee and each of the Company and bet365 shall initially appoint two members each. Unless a member is deemed an unsuitable person for purposes of the gaming laws of the State of New York, in which case such member will be removed immediately, only a party that appointed a member to the Collaboration Committee may remove such member and appoint a replacement. Each member of the Collaboration Committee is entitled to one vote and any decision to be made by the Collaboration Committee must be approved by the affirmative vote of at least one bet365 member and one Company member then in office. In the event the Collaboration Committee deadlocks on a decision, each party may request a meeting with the senior executives of both parties with the power and authority to resolve such deadlock.

Equity Investment into the Company

In connection with entering into the Collaboration Agreement, Investor, an affiliate of bet365, and the Company entered into a common stock purchase agreement (the “bet365 Common Stock Purchase Agreement”) pursuant to which Investor agreed to purchase up to 2,500,000 shares of common stock of the Company at a purchase price of $20.00 per share and for an aggregate investment of $50 million. The terms and conditions of the bet365 Common Stock Purchase Agreement are discussed below.

After all gaming taxes have been paid and the parties have recouped their costs and expenses from the Collaboration Revenue, bet365 may receive from Collaboration Revenue a distribution (the “Preferred Distribution”) equal to 50% of the positive difference, if any (the “Common Stock Delta”), between $20 and the value of the Company’s common stock measured on a given date (such date, the “Trigger Date”), multiplied by the number of shares of common stock then held by Investor. The Trigger Date is 30 days after the Company’s first filing of an annual or quarterly report with the Securities and Exchange Commission after bet365 recoups its costs incurred in the Collaboration. The Common Stock Delta is the positive difference between $20 and the 30-day volume-weighted average price of the Company’s common stock on the Trigger Date. If the Company is no longer a reporting company, or if the Company’s common stock is not listed on a national securities exchange, the Common Stock Delta is the positive difference between $20 and the fair market value of the Company’s common stock as determined by an investment bank retained by the parties. If a change of control (as such term is defined in the Collaboration Agreement) of the Company occurs before the Trigger Date, the Common Stock Delta is the positive difference between $20 and the per share value paid by a third party in a change of control transaction. The Preferred Distribution, if any, will be payable on a monthly basis over a period of three years (each such payment, a “Monthly Preferred Distribution”).

Funding of Collaboration Costs and Distribution of Collaboration Revenue

Following the Lounge Transition and the Go-Live Date, all costs associated with the bet365 Sportsbook Services and the bet365 Gaming Services, as applicable, shall be funded out of the revenue of the Collaboration (the “Collaboration Revenue”). If the Collaboration Revenue is insufficient to cover the costs incurred under the Collaboration Agreement, bet365 will reimburse such costs and the shortfall will recouped by bet365 from future Collaboration Revenue.

The Collaboration Revenue will be distributed 50% to the Company and 50% to bet365 on a monthly basis according to a distribution waterfall (the “Revenue Share Waterfall”) set forth in the Collaboration Agreement, which: (i) first pays all gaming taxes relating to the services provided pursuant to the Collaboration Agreement; (ii) next pays the costs incurred by the Company and then bet365 pursuant to the Collaboration Agreement; (iii) next pays bet365 until bet365 has recovered all investment costs incurred prior to the Lounge Transition or the Go-Live Date; (iv) next pays bet365 its Monthly Preferred Distribution, if any; (v) next pays bet365 to recoup agreed-upon gaming revenue shortfalls and capital investment catch-ups in the event there are additional Skins; and (vi) finally distributes 50% of the remaining Collaboration Revenue to each of the Company and bet365.

Gaming Approvals; Special Termination Right of bet365

Following the Effective Date, the Company and bet365 will engage in advocacy efforts in the State of New York to permit the transactions contemplated by the Collaboration Agreement. In addition, following the Effective Date, bet365 will use commercially reasonable efforts to obtain the Ownership Approval (as defined in the Collaboration Agreement) required to own the equity of the Company. The Company will use commercially reasonable efforts to assist bet365 in obtaining such Ownership Approval. In addition, if the State of New York enacts regulations and/or laws during the Term allowing the various transactions contemplated by the Collaboration Agreement, the parties agree to use their commercially reasonable efforts to obtain the necessary Governmental Approvals (as such term is defined in the Collaboration Agreement) to enable the parties to consummate the transactions contemplated by the Collaboration Agreement. To the extent required by the applicable gaming laws, the Company will be responsible for the regulatory oversight of the Collaboration.

Following the enactment of the regulations and/or laws necessary to enable the offering of the bet365 Sportsbook Services and/or the bet365 Gaming Services, the parties will monitor and assess such applicable gaming laws that affect the transactions contemplated by the Collaboration Agreement. To the extent that bet365 has a good faith concern that, as a result of provisions of the applicable gaming regulations and/or laws, the obligations of bet365 under the Collaboration Agreement will not be commercially viable, then the parties will discuss in good faith and engage in advocacy efforts to modify the applicable gaming laws. To the extent following such discussions or advocacy efforts, if in bet365’s good faith opinion it will not be commercially viable to operate the bet365 Gaming Services, bet365 can terminate the Collaboration Agreement. However, following such a termination, neither bet365 nor any affiliate may offer online gaming services in the State of New York for a period of 18 months.

Termination

The Term of the Collaboration Agreement may be terminated by the mutual agreement of the parties. In addition, either party may terminate the Collaboration Agreement upon written notice: (i) if the State of New York fails to enact laws authorizing an online sportsbook by certain agreed-upon dates; (ii) subject to notice and cure requirements, upon a material breach of the Collaboration Agreement; (iii) if the other party is deemed an unsuitable person under the applicable gaming laws and the issues cannot be remedied after commercially reasonable efforts; (iv) in the event the other party is bankrupt; (v) the NYSGC disapproves of the Collaboration Agreement and the parties are unable to amend the Collaboration Agreement without materially detrimentally frustrating the commercial intent of the parties; (vi) if a law is passed by the State of New York prohibiting an online sportsbook; (vii) if a federal law preempts the gaming laws of the State of New York such that the operation of an online sportsbook does not require a state license; or (viii) upon a change in control of the other party to a third party that is deemed to be a Highly Competitive Business (as such term is defined in the Collaboration Agreement) to such terminating party.

Guaranty and Offset

In connection with the Collaboration Agreement, bet365 Group Limited delivered to the Company a letter (the “Guaranty”) guaranteeing the payment obligations and indemnification obligations of bet365 under the Collaboration Agreement. The Guaranty shall terminate upon the fifth anniversary of the date on which the parties begin receiving a share of the profits of the Collaboration pursuant to the Collaboration Agreement.

If a notice of material breach of the Collaboration Agreement is delivered from one party to the other after the Guaranty terminates, a portion of the profit share received by the breaching party from the Collaboration Revenue will be held and not used or otherwise distributed to such party’s equity holders until the breach is cured. In addition, the non-breaching party can withhold any profit share it owes to the breaching party until the earlier of (i) the agreed-upon hold-back value is attained or (ii) the breaching party cures the breach.

General

Each party granted to the other (in the case of the Company to bet365, subject to the terms of applicable license agreement of the Company and its subsidiaries) a worldwide, revocable, royalty-free, non-sublicensable, non-exclusive and non-transferable license to use the intellectual property brands owned or licensed by the granting party in connection with the retail and online sportsbook, online casino/table games and online poker. The customer data obtained through the operation of the retail and online betting and gaming services and Empire’s Players Club (as such term is defined in the Collaboration Agreement) will be jointly owned by bet365 and the Company.

The Company agreed to indemnify bet365 and its affiliates against liabilities arising out of third party claims relating to the operation of the Casino, a breach of the representations, warranties and covenants of the Company under the Collaboration Agreement, the intellectual property of the Company, any violation of law or failure to pay applicable gaming taxes by the Company, the cancellation or suspension of the Gaming Approvals obtained by bet365 due to the act or omission of the Company and any claims relating to a data breach in which data in the possession of the Company is accessed in an unauthorized manner. bet365 agreed to indemnify the Company and its affiliates against liabilities arising out of third party claims relating to a breach of the representations, warranties and covenants of the Company under the Collaboration Agreement, the intellectual property of bet365, any violation of law or failure to pay applicable gaming taxes by bet365, the cancellation or suspension of the Gaming Approvals obtained by the Company due to the act or omission of bet365 and any claims relating to a data breach in which data in the possession of bet365 is accessed in an unauthorized manner.

The Collaboration Agreement contains further agreements of the parties concerning, among other things, confidentiality, non-solicitation of employees, and cross-promotion of the Lounge and the bet365 Gaming Services. In addition, the Company will use commercially reasonable efforts to cause Resorts World Casino New York City to provide marketing support for the bet365 Gaming Services and to provide registration or management facilities or wager terminals at Resorts World Casino New York City if permissible under applicable gaming laws and requested by bet365. The Collaboration Agreement and bet365 are subject to the approval of the NYSGC. The Company can provide no assurance that such Gaming Approvals will be obtained during the Term of the Collaboration Agreement or at all.

bet365 Common Stock Purchase Agreement

In connection with entering into the Collaboration Agreement, the Investor, an affiliate of bet365, and the Company entered into the bet365 Common Stock Purchase Agreement pursuant to which the Investor agreed to purchase up to 2,500,000 shares of common stock of the Company at $20 per share (the “Purchase Price”). In accordance with the bet365 Common Stock Purchase Agreement, the Investor purchased 1,685,759 shares of common stock (the “Initial Closing Shares”) upon execution of the bet365 Common Stock Purchase Agreement, to which this prospectus supplement relates. The purchase of the Initial Closing Shares (the “Initial Closing”) was subject to, among other things, evidence of a commitment by Kien Huat Realty III Limited, the Company’s largest stockholder, to invest up to $126 million of equity financing into the Company and further evidence that $12 million of such commitment was funded. Following the Initial Closing, the Investor and the Company agreed to use reasonable best efforts to obtain all necessary consents from the NYSGC for Investor’s ownership of the equity interests of the Company.

Pursuant to the bet 365 Common Stock Purchase Agreement, the Investor will be obligated to purchase the remaining 814,241 shares of common stock (the “Second Closing Shares” and, together with the Initial Closing Shares, the “Shares”) at the Purchase Price (the “Second Closing”) so long as the following closing conditions are met: (i) 30 days have passed following the receipt of approval from the NYSGC of Investor’s ownership of the Shares and the enactment of laws by the State of New York allowing the offering of the bet365 Online Sportsbook Services; (ii) the representations and warranties of the Company are true and correct in all material respects and the Company has complied with its obligations under the bet365 Common Stock Purchase Agreement; (iii) the Collaboration Agreement is in full force and effect and there is no material breach of the Collaboration Agreement by the Company outstanding; (iv) the common stock of the Company continues to be listed on The Nasdaq Stock Market; (v) the Company continues to own 100% of the equity interests in the Casino; and (vi) the Gaming Facility License is still valid.

If the Second Closing Shares are issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, or if the Investor is deemed an affiliate of the Company following the issuance of the Shares, the Investor will have certain demand resale registration rights with respect to the Shares.

The bet365 Common Stock Purchase Agreement may be terminated at any time prior to the Second Closing upon mutual consent of the Company and the Investor. Additionally, either the Company or the Investor may terminate the bet365 Common Stock Purchase Agreement if the NYSGC issues an order prohibiting the Second Closing if such order did not result from the terminating party’s breach of the bet365 Common Stock Purchase Agreement. Additionally, either the Company or the Investor may unilaterally terminate the bet365 Common Stock Purchase Agreement if the Investor or the Company, as applicable, is in material breach of the bet365 Common Stock Purchase Agreement that is not cured and the non-breaching party is then in compliance. The bet365 Common Stock Purchase Agreement will terminate automatically if the Collaboration Agreement is terminated prior to the Second Closing or if the NYSGC denies the Company’s request to approve the Investor’s ownership of the Shares.

RISK FACTORS

An investment in our common stock involves a number of risks. You should be able to bear the complete loss of your investment. You should carefully consider, in consultation with your own financial and legal advisors, the following factors, in addition to the risks and investment considerations discussed elsewhere in this prospectus supplement, in the accompanying base prospectus or in any document incorporated by reference herein, including the risk factors beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2017, and those contained in our quarterly and current reports relating to periods thereafter, prior to deciding to purchase shares of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. We also update risk factors from time to time in our periodic reports on Forms 10-K, 10-Q and 8-K which will be incorporated by reference into this prospectus supplement and the accompanying base prospectus. If any of the following risks actually occur, our business could be harmed. In such case, the market price of our common stock could decline and investors could lose all or a part of their investment.

Risks Relating to this Offering and the Market Value of Our Common Stock

The market price of our common stock is volatile, leading to the possibility of its value being depressed at a time when our stockholders want to sell their holdings.

The market price of our common stock has in the past been, and may in the future continue to be, volatile. For instance, between January 1, 2018 and November 9, 2018, the closing price of our common stock has ranged between $6.42 and $30.90 per share. A variety of events may cause the market price of our common stock to fluctuate significantly, including but not necessarily limited to:

•	quarter to quarter variations in operating results;

•	day traders;

•	adverse or positive news reports or public announcements; and

•	market conditions for the gaming industry.

In addition, the stock market in recent years has experienced significant price and volume fluctuations. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. These market fluctuations may adversely affect the price of our common stock and other interests in the Company at a time when our stockholders want to sell their interest in us.

If we fail to meet the applicable continued listing requirements of NASDAQ Global Market, NASDAQ may delist our common stock, in which case the liquidity and market price of our common stock could decline.

Our common stock is currently listed on the NASDAQ Global Market. In order to maintain that listing, we must satisfy certain continued listing requirements. If we are deficient in maintaining the necessary listing requirements, our common stock may be delisted. If our stock is delisted, an active trading market for our common stock may not be sustained and the market price of our common stock could decline.

We do not anticipate declaring any dividends in the foreseeable future.

During the past three fiscal years, we did not declare or pay any cash dividends with respect to our common stock and we do not anticipate declaring any cash dividends on our common stock in the foreseeable future. We intend to retain all future earnings for use in the development of our business. In addition, the Company and its subsidiaries are contractually prohibited from declaring or paying any dividends or making other payments to purchase, redeem, retire or otherwise acquire any capital stock of the Company, except for certain limited exceptions, pursuant to the terms of a loan agreement between the Company and Bangkok Bank PCL. There can be no assurance that we will have, at any time, sufficient surplus under Delaware law to be able to pay any dividends or be contractually permitted to do so.

Future sales of our common stock by our insiders may cause our stock price to decline.

A portion of our outstanding shares are held by directors and executive officers. Resales of a substantial number of shares of our stock by these stockholders, announcements of the proposed resale of substantial amounts of our stock, or the perception that substantial resales may be made by such stockholders could adversely impact the market price of our stock. Some of our directors and executive officers have entered into Rule 10b5-1 trading plans pursuant to which they have arranged to sell shares of our common stock from time to time in the future. Actual or potential sales by these insiders, including those under a pre-arranged Rule 10b5-1 trading plan may adversely impact the market price of our stock.

Future sales of shares of our common stock in the public market could adversely affect the trading price of shares of our common stock and our ability to raise funds in new stock offerings.

Future sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales or conversion are likely to occur could affect the market price of our common stock. In addition, the stock ownership of Kien Huat Realty III Limited, the Company’s largest stockholder, may also discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

There can be no assurance that the State of New York will enact regulations and/or laws allowing the offering of the bet365 Sportsbook Services or the bet365 Gaming Services, in which case we may never sell Second Closing Shares or otherwise generate any Collaboration Revenues from the Collaboration Agreement.

The Upstate New York Gaming and Economic Development Act (“Gaming Act”) provides, among other things, that sports betting at the gaming facilities such as the Casino shall be unlawful unless there has been a change in federal law authorizing such activity or upon ruling of a court of competent jurisdiction that such activity is lawful. In May 2018, the Supreme Court of the United States decided that the Professional and Amateur Sports Protection Act of 1992, which effectively outlawed sports betting nationwide, was unconstitutional. Therefore, upon the enactment of relevant regulations by the NYSGC, the Company may implement sports betting as part of the gaming experience at the Casino. In addition, if the State of New York enacts laws during the Term of the Collaboration Agreement allowing the offering of the bet365 Online Gaming Services, the Company may participate with bet365 in offering online sports betting and online casino games. We can provide no assurance that the NYSGC will enact such regulations enabling the bet365 Sportsbook Services, the State of New York will legalize the bet365 Gaming Services or such regulations and legislation will be enacted during the Term of the Collaboration Agreement. Unless the State of New York promulgates the regulations enabling the Company to offer the bet365 Sportsbook Services or any of the bet365 Gaming Services during the Term of the Collaboration Agreement, the Company’s ability to generate revenues under the Collaboration Agreement will be materially adversely affected.

The NYSGC may deem bet365 a person unsuitable to offering any of the bet365 Sportsbook Services or bet365 Gaming Services pursuant to the Collaboration Agreement or the Investor unsuitable to own equity interests in the Company, in which case we may never sell the Second Closing Shares, we may need to repurchase the Initial Closing Shares pursuant to the terms of applicable gaming laws and our Second Amended and Restated Certificate of Incorporation and we may never generate any Collaboration Revenues from the Collaboration Agreement.

The ownership of equity interest in the Company and the management and operation of gaming services are subject to extensive state laws and regulations administered by the NYSGC. These laws and regulations concern the responsibilities, financial stability and character of the owners and managers of gaming operations as well as persons financially interested or involved in gaming operations, and require such parties to obtain certain licenses, permits and approvals. In addition, the licenses, permits and approvals generally expire after a relatively short period and thus require frequent renewals and reevaluations. Obtaining these licenses, permits and approvals in the first place and the renewal process involves a subjective determination by the NYSGC. If bet365 or Investor do not obtain and maintain the required licenses, permits and approvals, we may never sell the Second Closing Shares, we may need to repurchase the Initial Closing Shares and we may never generate any Collaboration Revenues from the Collaboration Agreement. If, after receipt of a license, permit or approval bet365 or Investor are required to divest their interest in the Company or the operation of the bet365 Sportsbook Services or bet365 Gaming Services, we risk losing our Gaming Facility License unless such divestiture occurs.

Following the receipt of approval of Investor’s ownership of the Shares or the enactment of the regulations and/or laws necessary to enable the offering of the bet365 Sportsbook Services and/or the bet365 Gaming Services, bet365 may determine the Collaboration Agreement is not commercially viable, in which case it may terminate the Collaboration Agreement. If bet365 terminates the Collaboration Agreement pursuant to this right, the Company’s ability to offer commercially competitive sports betting and online gaming services may be materially adversely affected.

Following the enactment of the regulations and/or laws necessary to enable the offering of the bet365 Sportsbook Services and/or the bet365 Gaming Services, the parties will monitor and assess such applicable gaming laws that affect the transactions contemplated by the Collaboration Agreement. To the extent that bet365 has a good faith concern that, as a result of provisions of the applicable gaming regulations and/or laws, the obligations of bet365 under the Collaboration Agreement will not be commercially viable, then the parties will discuss in good faith and engage in advocacy efforts to modify the applicable gaming laws. If in bet365’s good faith opinion it will not be commercially viable to operate the bet365 Gaming Services, bet365 can terminate the Collaboration Agreement. If bet365 terminates the Collaboration Agreement, we may not be able to compete successfully for gaming customers with established sports betting or online gaming service providers, which may have a significant adverse effect on our ability to generate any revenue from sports betting or online gaming services in the State of New York.

In the event the market price or fair market value of the Company’s common stock is below $20 on the Trigger Date, bet365 will receive the Preferred Distribution in the amount of the Common Stock Delta, which will reduce or delay the Company’s receipt of a share of profits from the Collaboration Revenue.

After all gaming taxes have been paid and the parties have recoupled their costs and expenses from the Collaboration Revenue, bet365 is entitled to receive from the Collaboration Revenue a distribution equal to 50% of the positive difference, if any, between $20 and the value of the Company’s common stock (measured in accordance with the Collaboration Agreement) on the Trigger Date multiplied by the number of shares of common stock bet365 then holds. The Preferred Distribution, if any, will be payable from the Collaboration Revenue on a monthly basis over a period of three years. The payment of a Preferred Distribution from the Collaboration Revenue will defer and may materially adversely affect the amount of profits the Company receives from the Collaboration Revenue.

Even if the State of New York enacts regulations and/or laws permitting the bet365 Sportsbook Services and/or the bet365 Gaming Services during the Term of the Collaboration Agreement, the Collaboration may never be profitable for the Company.

The Collaboration has no operating history and is highly speculative. The success of the Collaboration is dependent on the enactment by the State of New York of the regulations and laws required to allow the Company and bet365 to provide the products and services contemplated by the Collaboration Agreement. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect the Collaboration and our ability to commercialize any products or services pursuant to the Collaboration. Even if the products and services contemplated by the Collaboration obtain the necessary approvals of the State of New York, our products and services may fail to achieve market acceptance and we may never become profitable. Even if the Collaboration achieves profitability in the future, we may not be able to sustain profitability in subsequent periods. As a result, our stockholders may never benefit from the Collaboration.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $33.215 million, after deducting estimated offering expenses payable by us.

We intend to use the net proceeds of the offering for working capital and other general corporate purposes, including the payment of a $4 million advisory fee with respect to the Collaboration Agreement.

Except as set forth above, have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the offering of 1,685,759 shares of our common stock, the Initial Closing Shares, issued to Hillside (New Media Holdings) Limited, the Investor, pursuant to the terms and conditions of the bet365 Common Stock Purchase Agreement.

Pursuant to the bet365 Common Stock Purchase Agreement, and subject to the terms and conditions therein, the Investor agreed to purchase up to 2,500,000 shares of our common stock at a purchase price of $20 per share (subject to adjustment). The Investor purchased the Initial Closing Shares for an aggregate purchase price of $33,715,180 upon the execution of the bet365 Common Stock Purchase Agreement.

Pursuant to the bet365 Common Stock Purchase Agreement, the Investor will be obligated to purchase the Second Closing Shares so long as the following closing conditions are met: (i) 30 days have passed following the receipt of approval from the NYSGC for Investor’s ownership of the Shares and the enactment of laws by the State of New York allowing the offering of the bet365 Online Sportsbook Services; (ii) the representations and warranties of the Company are true and correct in all material respects and the Company has complied with its obligations under the bet365 Common Stock Purchase Agreement; (iii) the Collaboration Agreement is in full force and effect and there is no material breach of the Collaboration Agreement by the Company outstanding; (iv) the common stock of the Company continues to be listed on The Nasdaq Stock Market; and (v) the Company continues to own 100% of the equity interests in the Casino; and (vi) the Gaming Facility License is still valid.

We are registering the Initial Closing Shares that will be issued to the Investor so that such shares will be freely tradeable securities, and these Initial Closing Shares will be listed for trading on the Nasdaq Global Market.

We do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Initial Closing Shares.

This prospectus supplement shall not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock issuable to the Investor, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. We are not making the offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any common stock from securityholders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting such offers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004-1561. Our transfer agent’s phone number is (212) 509-4000.

Listing

Our shares of common stock are quoted on the NASDAQ Global Market under the trading symbol “NYNY”.

DESCRIPTION OF COMMON STOCK

The description of our common stock is contained in our Form 8-A filed on June 20, 2001 (File No. 001-12522) and as it may be further amended from time to time.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law (“DGCL”), which is applicable to us, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her. The Company maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of the Company.

Our second amended and restated certificate of incorporation contains provisions eliminating a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving wrongful acts, including:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions as provided in Section 174 of the DGCL; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Our Second Amended and Restated Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL. We believe that these provisions are necessary to attract and retain qualified individuals to serve as directors and officers.

Our Third Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred for their service for or on our behalf and as proportionate to their level of success in any such indemnification action. Our Third Amended and Restated Bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding; provided that such advances shall be repaid to us to the extent that it is ultimately determined that the director or officer is not entitled to be so indemnified. The Third Amended and Restated Bylaws, together with our Second Amended and Restated Certificate of Incorporation, also authorize us to indemnify, on a case-by-case basis, any of our employees or agents and permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not the DGCL would otherwise permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the rights and shares of common stock offered by this prospectus supplement will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Empire Resorts, Inc. appearing in Empire Resorts, Inc.’s Annual Report (Form 10-K) as of December 31, 2016 and 2017, and for each of the three years in the period ended December 31, 2017 including schedules appearing therein, and the effectiveness of Empire Resorts, Inc.’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement, and do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of that document as filed. Each statement in this prospectus supplement and accompanying prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-800-SEC-0330. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website at http://www.sec.gov from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information filed by us with the SEC in the future and incorporated by reference herein will automatically update and supersede this information.

We incorporate by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file the registration statement that contains this prospectus supplement and prior to the termination of any offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below or in a prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 19, 2018;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, filed on May 8, 2018, August 7, 2018, and November 7, 2018, respectively;

•	Our Definitive Proxy Statement on Schedule 14A filed on September 21, 2018;

•	Our Current Reports on Form 8-K filed on May 3, 2018, June 26, 2018, July 24, 2018, August 31, 2018, November 5, 2018 and November 14, 2018; and

•	The description of our common stock contained in our Form 8-A filed on June 20, 2001 and as it may be further amended from time to time.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

Attention: Secretary

(845) 807-0001

Prospectus

$250,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of Empire Resorts, Inc. (“Empire” or the “Company”), for total gross proceeds of up to $250,000,000:

•	common stock;

•	preferred stock;

•	purchase contracts;

•	warrants to purchase our securities;

•	subscription rights to purchase any of the foregoing securities;

•	depositary shares;

•	debt securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured); and

•	units comprised of the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Empire’s common stock is traded on the Nasdaq Global Market under the symbol “NYNY.” If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

        As of October 13, 2016, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $65,131,005 million, based on an aggregate of 31,139,207 shares of common stock outstanding, of which 3,314,555 shares were held by non-affiliates, and a per share price of $19.65, the closing price of our common stock on October 13, 2016, as reported on the NASDAQ Global Market. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

         Investing in our securities involves certain risks. You should carefully read and consider the section entitled “Risk Factors” on page 4 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. In this prospectus, unless the context indicates otherwise, the terms “Empire,” “Company,” “we,” “us,” and “our” refer to Empire Resorts, Inc., a Delaware corporation.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained or incorporated by reference in this prospectus are forward-looking statements. The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions and our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K filed with the SEC.

The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. You should not place undue reliance on these forward-looking statements.

You should carefully read the factors described in the “Risk Factors” section of any prospectus supplement or other offering material, as well as any risks described in the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. You should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. You should also realize that if the assumptions we have made prove inaccurate or if unknown risks or uncertainties materialize, actual results could vary materially from the views and estimates included or incorporated by reference in this prospectus.

ABOUT EMPIRE RESORTS, INC.

Overview

Empire was organized as a Delaware corporation on March 19, 1993, and since that time has served as a holding company for various subsidiaries engaged in the hospitality and gaming industries.

Through our wholly-owned subsidiary, Monticello Raceway Management, Inc. (“MRMI”), we currently own and operate Monticello Casino and Raceway, a 45,000 square foot video gaming machine (“VGM”) and harness horseracing facility located in Monticello, New York, approximately 90 miles northwest of New York City. Monticello Casino and Raceway operates 1,110 VGMs, which includes 1070 video lottery terminals and 40 electronic game positions (“ETGs”). VGMs are similar to slot machines, but they are connected to a central system and report financial information to the central system. ETGs include the games of roulette, blackjack, craps and 3-card poker. We also generate racing revenues through pari-mutuel wagering on the running of live harness horse races, the import simulcasting of harness and thoroughbred horse races from racetracks across the country and internationally, and the export simulcasting of our races to offsite pari-mutuel wagering facilities. In a letter dated April 13, 2016, the New York State Gaming Commission (the “NYSGC”) approved MRMI’s racetrack and simulcast license renewal applications for calendar year 2016. Generally, the annual license renewal process requires the NYSGC to review the financial responsibility, experience, character and general fitness of MRMI and its management.

On December 21, 2015, our wholly-owned subsidiary, Montreign Operating Company, LLC was awarded a license (a “Gaming Facility License”) by the NYSGC to operate a resort casino (“Montreign Resort Casino” or the “Casino Project”) to be located at the site of a four-season destination resort planned for the Town of Thompson in Sullivan County approximately 90 miles from New York City (“Adelaar” or the “Adelaar Project”). The award of the Gaming Facility License follows the Company’s selection in December 2014 by the New York State Gaming Facility Location Board as the sole Hudson Valley—Catskills Area casino applicant eligible to apply to the NYSGC for a Gaming Facility License. The Gaming Facility License became effective on March 1, 2016 (the “License Award Effective Date”).

The Adelaar Project is to be located on approximately 1,700 acres owned by EPT Concord II, LLC and EPR Concord II, L.P., two wholly-owned subsidiaries of EPR Properties (“EPR”). Montreign Resort Casino is part of the initial phase of the Adelaar Project, which will also include an Indoor Waterpark Lodge (the “Waterpark”), Rees Jones redesigned “Monster” Golf Course (the “Golf Course”) and an Entertainment Village, which will include retail, restaurants and other amenities (the “Entertainment Village” and, together with the Casino Project, the Waterpark and the Golf Course, the “Initial Projects”). Although construction has commenced, over the past four years, the Company has expended substantial time and resources on designing Montreign Resort Casino and, in conjunction with EPR, working with local, state and federal agencies and officials to obtain the necessary permits and approvals for the construction of the Initial Projects.

The principal executive offices of Empire are located at Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, and our telephone number is (845) 807-0001. Empire’s website address is www.empireresorts.com. Except for the documents referred to in the section “Incorporation of Certain Information by Reference,” which are specifically incorporated by reference in this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included Empire’s website address only as an interactive textual reference and do not intend it to be an active link to Empire’s website.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus, especially the information in the section titled “Risk Factors” from Empire’s most recent Annual Report on Form 10-K, which was filed with the SEC on March 10, 2016. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we expect the net proceeds from the sale of the securities will be used for the development of the Montreign Resort Casino and Adelaar, capital expenditures at Empire’s existing facility, working capital and for other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our business, but we currently have no commitments or agreements relating to any of these types of transactions.

Adelaar and Montreign Resort Casino

Montreign Resort Casino

Montreign Resort Casino is designed to meet 5-star and 5-diamond standards and is expected to include:

•	A 90,000 square foot casino floor featuring 2,150 slot machines, 102 table games and a 14 – 16 table poker room (inclusive of the poker room and VIP and high-limit areas);

•	Designated VIP/high-limit areas within such gaming floor which will offer a minimum of 26 slot machines, 8 table games, and a player’s lounge offering food and beverage;

•

An 18 story hotel tower containing 332 luxury rooms (including at least eight 1,000 – 1,200 square foot garden suites, seven 1,800 square foot, two story townhouse villas, and 12 penthouse-level suites), indoor pools and fitness center;

•	A VIP floor containing 6 private VIP gaming salons, a private gaming cage, and butler service;

•

27,000 square feet of multi-purpose meeting and entertainment space with seating capacity for 1,300 people and a mezzanine level that includes the 14 -16 table poker room, access to outdoor terraces and approximately 7,000 square feet of meeting room space;

•	A 7,500 square foot spa located on the VIP level; and

•	Seven restaurants and four bars.

Gaming Facility License

The Gaming Facility License became effective on March 1, 2016. The Gaming Facility License will have an initial duration of ten years from the License Award Effective Date. It shall be renewable thereafter for a period of at least an additional ten years, as determined by the NYSGC. The Gaming Facility License is also subject to certain conditions established by the NYSGC.

Golf Course and Entertainment Village

Our subsidiaries are responsible for the development and construction of the Golf Course and the Entertainment Village. The development of the Entertainment Village is expected to be built-out in phases. We have agreed to invest a minimum of $15 million in the development and construction of the Golf Course and $25 million in the development and construction of the Entertainment Village. The Company is currently preparing the design plans for the Entertainment Village. The Company, through its wholly-owned subsidiary, Empire Resorts Real Estate I, LLC, has obtained final site plan approval from the Town of Thompson Planning Board for, and has begun site preparation of, the redesign of the Golf Course.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, preferred stock, purchase contracts, warrants, subscription rights and depositary shares. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

•	the terms of the offering;

•	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

•	any delayed delivery requirements;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock of Empire, which is listed on the Nasdaq Global Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock, purchase contracts, warrants, subscription rights, depositary shares, debt securities or units on any securities exchange or quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

We will disclose the fees to be paid to any underwriter, dealer or agent in the prospectus supplement for any takedown. If any conflict of interest exists between the issuer and an underwriter, dealer or agent participating in an offering of securities under this prospectus, the offering will be conducted in compliance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our amended and restated certificate of incorporation, as amended, and our second amended and restated bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of 150,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 95,000 shares have been designated Series A Junior Participating Preferred Stock, $.01 par value per share, 821,496 shares have been designated Series B Preferred Stock, $.01 par value per share, 137,889 shares have been designated Series C Preferred Stock, $.01 par value per share, 4,000 shares have been designated Series D Preferred Stock, $.01 par value per share, and 1,730,697 shares have been designated Series E Preferred Stock, $.01 par value per share.

New York State Gaming Commission. Our capital stock is transferable subject to the provisions of Section 303 of the Racing, Pari-Mutuel Wagering and Breeding Law, so long as we hold directly or indirectly, a racing license issued by the NYSGC (formerly the New York Racing and Wagering Board), and may be subject to compliance with the requirements of other laws pertaining to licenses held directly or indirectly by us. The owners of capital stock issued by the Company may be required by regulatory authorities to possess certain qualifications and may be required to dispose of their capital stock if the owner does not possess such qualifications.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $250,000,000 in the aggregate of:

•	common stock;

•	preferred stock;

•	purchase contracts;

•	warrants to purchase our securities;

•	subscription rights to purchase our securities;

•	depositary shares;

•

secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

•	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of November 4, 2016, there were 31,139,207 shares of common stock outstanding and 209 holders of record of our common stock.

Voting. Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the holders of common stock.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, and further subject to any contractual limitations on the declaration, setting aside or payment of dividends, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. The common stock has no preemptive, conversion or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.

Our common stock is admitted for trading on the Nasdaq Global Market under the symbol “NYNY”.

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Preferred Stock

Our board of directors has the authority to issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, of each such series without any further vote or action by the stockholders, of which an aggregate of 2,789,082 have been designated as a previously issued series of preferred stock. 44,258 shares of Series B Preferred Stock are currently outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	any contractual limitations on our ability to declare, set aside or pay any dividends;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities or depositary shares, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus, debt obligations of third parties (including U.S. Treasury securities) or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General. We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all actions that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the Indenture, if applicable, form of debt securities. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

•	the title of debt securities and whether the debt securities are senior or subordinated;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

•

the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the duration of any deferral period, including the period during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•

the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•

if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

•

the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	what subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depositary for global or certificated debt securities, if any;

•

any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•

any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•

to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

•

if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

•

if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

•

any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other material terms of the units and their constituent securities.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Empire Resorts, Inc. appearing in Empire Resorts, Inc.’s Annual Report (Form 10-K) as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015 including schedules appearing therein, and the effectiveness of Empire Resorts, Inc.’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, reports quarterly and special reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

•	Our Annual Report, as amended, on Form 10-K for the fiscal year ended December 31, 2015, originally filed with the SEC on March 10, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 4, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on August 2, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 4, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on April 20, 2016, June 6, 2016, June 8, 2016, July 21, 2016, October 19, 2016 and November 2, 2016;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on September 20, 2016; and

•	The description of our common stock contained in our Form 8-A filed on June 20, 2001 and as it may be further amended from time to time.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination or completion of this offering of our securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

Attention: Secretary

(845) 807-0001